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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-44522 on Form S-4 of WCB Holding Corp. of our reports dated February 17, 2000 relating to the financial statements and financial statement schedules, which appear in Entergy Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in the joint proxy statement/prospectus in such Registration Statement.


PricewaterhouseCoopers LLP


New Orleans, Louisiana
October 13, 2000